As filed with the Securities and Exchange Commission on August 3, 2000

==============================================================================
                                                     REGISTRATION NO. 33-64421

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549



                       POST-EFFECTIVE AMENDMENT NO. 1
                                     TO
                                  FORM S-8
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                        BEN & JERRY'S HOMEMADE, INC.

           (Exact name of registrant as specified in its charter)

          VERMONT                      2024                   03-02675-43
      (State or other           (Primary Standard          (I.R.S. Employer
      Jurisdiction of       Industrial Classification     Identification No.)
     Incorporation or              Code Number)
       Organization)

                             30 COMMUNITY DRIVE
                      SOUTH BURLINGTON, VERMONT 05403
        (Address of Principal Executive Offices, including Zip Code)
------------------------------------------------------------------------------





           1985 STOCK OPTION PLAN AND 1995 EQUITY INCENTIVE PLAN
                            (full title of plan)


                               PERRY D. ODAK
                   President and Chief Executive Officer
                        Ben & Jerry's Homemade, Inc.
                             30 Community Drive
                         South Burlington, VT 05403
                                802-846-1500
          (Name, Address and Telephone Number of Agent for Service


                Please send copies of all communications to:
                           HOWARD K. FUGUET, ESQ.
                                Ropes & Gray
                          One International Place
                              Boston, MA 02110
                                617-951-7000


 ==============================================================================


      Pursuant to Rule 478(a)(4) under the Securities Act of 1933, as amended, the Registrant hereby withdraws from registration under this Registration Statement any and all shares of Class A Common Stock originally registered hereunder which have not been issued. The 1985 Stock Option Plan and 1995 Equity Incentive Plan, pursuant to which the shares would have been issued, have either expired by their respective terms or been terminated and no additional shares may be issued or sold under such plans.






                                 SIGNATURE



      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Burlington, State of Vermont, on this 3rd day of August, 2000.



BEN & JERRY'S HOMEMADE, INC.



/s/ Frances G. Rathke
------------------------------
By:   Frances G. Rathke
      Chief Financial Officer



      Pursuant to the Requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed below by the following persons in the capacities indicated.



Signature                            Capacity                                     Date
---------                            --------                                     ----

/s/ Perry D. Odak                    President and Chief Executive                August 3, 2000
--------------------------------     Officer (Principal Executive Officer)
Perry D. Odak


/s/ Frances G. Rathke                Chief Financial Officer (Principal           August 3, 2000
--------------------------------     Financial and Accounting Officer)
Frances G. Rathke


/s/ Peter J. Allcox            *     Director                                     August 3, 2000
-------------------------------
Peter J. Allcox


/s/ Ben Cohen                  *     Director                                     August 3, 2000
-------------------------------
Ben Cohen


/s/ Pierre Ferrari             *     Director                                     August 3, 2000
-------------------------------
Pierre Ferrari


/s/ Thomas Floyd               *     Director                                     August 3, 2000
-------------------------------
Thomas Floyd


/s/ Jeffrey Furman             *     Director                                     August 3, 2000
-------------------------------
Jeffrey Furman


/s/ Richard A. Goldstein       *     Director                                     August 3, 2000
-------------------------------
Richard A. Goldstein


/s/ A. Peter Harwich           *     Director                                     August 3, 2000
-------------------------------
A. Peter Harwich


/s/ Jennifer Henderson         *     Director                                     August 3, 2000
-------------------------------
Jennifer Henderson


/s/ Mart Laius                 *     Director                                     August 3, 2000
-------------------------------
Mart Laius


/s/ Frederick A. Miller        *     Director                                     August 3, 2000
-------------------------------
Fredrick A. Miller


/s/ Ronald M. Soiefer          *     Director                                     August 3, 2000
-------------------------------
Ronald M. Soiefer


/s/ Eric Walsh                 *     Director                                     August 3, 2000
-------------------------------
Eric Walsh


*    Signed by Frances G. Rathke pursuant to Rule 478 under the Securities
     Act of 1933.